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                                                PRICEWATERHOUSECOOPERS LLP
                                                89 Sandyford Road
                                                Newcastle upon Tyne NE99 1PL
                                                Telephone +44 (0) 191 232 8493
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The Board of Directors
Granite Mortgages 03-2 plc
Fifth Floor
100 Wood Street
London
EC2V 7EX

The Board of Directors
Granite Finance Funding Limited
35 Bridge Street
4th Floor
Blackfriars
London
EC4V 6BW


13 May 2003


Dear Sir or Madam

CONSENT OF INDEPENDENT ACCOUNTANTS WITH RESPECT TO THE PROSPECTUS OF GRANITE MORTGAGES 03-2 PLC DATED 13 MAY 2003 (THE "REGISTRATION STATEMENT").

     We hereby consent to the use in this Registration Statement on Form S-11 of our reports dated 13 May 2003 relating to the financial statements of Granite Mortgages 03-2 plc and Granite Finance Funding Limited, respectively, which appear in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Yours faithfully


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP




PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers is 1 Embankment Place, London WC2N 6RH. All partners in PricewaterhouseCoopers UK Associates A are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers LLP.